TERRENCE V. PONSFORD (State Bar No. 42648)
ELLEN F. McDONALD (State Bar No. 175942)
BRONSON, BRONSON & McKINNON LLP
505 Montgomery Street
San Francisco, California 94111-2514
Telephone:  (415) 986-4200

Attorneys for Debtors HISTORIC HOUSING
FOR SENIORS LIMITED PARTNERSHIP, HISTORIC
HOUSING FOR SENIORS II LIMITED PARTNERSHIP, and HISTORIC HOUSING FOR SENIORS III LIMITED
PARTNERSHIP

EDWARD TREDINNICK (State Bar No. 84033)
PASCOE & RAFTON 1050 Northgate Drive, Suite 356
San Rafael, California 94903
Telephone:  (415) 492-1003

Attorneys for Debtor HOUSING FOR SENIORS
PARTICIPATING MORTGAGE FUND LIMITED PARTNERSHIP

                         UNITED STATES BANKRUPTCY COURT

                         NORTHERN DISTRICT OF CALIFORNIA

In re HISTORIC HOUSING FOR                  )     Case No. 93 46247 J
SENIORS LIMITED PARTNERSHIP,                )     Case No. 93-46246 J
a Delaware limited partnership,             )     Case No. 93-46245 J
                                            )     Case No. 95-46713 J
                           Debtor.          )
                                            )     Chapter 11
--------------------------------------------
In re HISTORIC HOUSING FOR                  )
SENIORS II LIMITED PARTNERSHIP, a           )
Delaware limited partnership,               )     ORDER CONFIRMING DEBTORS'
                                            )     SECOND AMENDED JOINT PLAN
                           Debtor.          )     OF REORGANIZATION
                                            )
In re HISTORIC HOUSING FOR                  )     Date: April 24, 1997
SENIORS III LIMITED PARTNERSHIP,            )     Time: 10:00 a.m.
a Delaware limited partnership,             )     Place: Courtroom 215
                                            )
                           Debtor.          )
                                            )
In re HOUSING FOR SENIORS                   )
PARTICIPATING MORTGAGE FUND                 )
LIMITED PARTNERSHIP,                        )
                                            )
                           Debtor.          )
                                            )
--------------------------------------------

ORDER CONFIRMING DEBTORS' SECOND AMENDED
JOINT PLAN OF REORGANIZATION

         Historic Housing for Seniors Limited Partnership ("HHS I"), Historic Housing for Seniors II Limited Partnership ("HHS II"), Historic Housing for Seniors III Limited Partnership ("HHS III") and Housing for Seniors Participating Mortgage Fund Limited Partnership ("PIF I"), the debtors and debtors in possession in the above-captioned Chapter 11 cases (collectively, the "Debtors"), having sought confirmation of the Debtors' Second Amended Joint Plan of Reorganization filed herein on January 27, 1997, and attached hereto as
Exhibit 1, as modified by that certain Amended Modification of Debtors' Second Amended Joint Plan of Reorganization dated April 25, 1997 and attached hereto as
Exhibit 2 (the "Plan"'); the Court having held a hearing on confirmation of the Plan on April 24, 1997 at 10:00 a.m., and the Court having reviewed the Plan, the ballots and the ballot tabulation, any and all modifications to the Plan, the Confirmation Brief, Supporting Declarations, Request for Judicial Notice and other evidence submitted by the Debtors in support of the confirmation of the Plan, appearances having been noted in the record and the Court having considered the arguments of counsel and evidence presented at the confirmation hearing; and good cause appearing therefor:

         THE COURT HEREBY MAKES AND ENTERS THE FOLLOWING FINDINGS OF FACT AND CONCLUSIONS OF LAW.

ORDER CONFIRMING DEBTORS' SECOND AMENDED                                      1.
JOINT PLAN OF REORGANIZATION

                                       I.

                     FINDINGS OF FACT AND CONCLUSIONS OF LAW

A. Preliminary and General Findings

         1. Debtors have fully complied with the Order Approving Disclosure Statement for Debtors' Second Amended Joint Plan of Reorganization and Setting Date for Hearing on Confirmation of Plan, Filing Objections to Plan and Voting on Plan entered by the Court on January 28, 1997 ("Disclosure Order") and Rules 3017, 3020 and 2002 of the Federal Rules of Bankruptcy Procedure and Rule 3017-1 of the Local Bankruptcy Rules for the Northern District of California.

         2. Copies of the Plan Package, as that term is defined in the Disclosure Order, and the Official Ballot were properly and timely served in accordance with the Disclosure Order.

         3. Proper and adequate notice of the hearing on confirmation of the Plan ("Confirmation Hearing") and the last day for filing objections to the Plan was given.

         4. All modifications to the Plan made prior to or at the Confirmation Hearing and incorporated in the Amended Modification of Debtors' Second Amended Joint Plan of Reorganization ("Modification") are approved in accordance with
Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and the Court specifically finds that the modifications do not adversely change the treatment of the Claims or Interests of any creditors or Interest holders who have not accepted the modifications and such modifications shall be deemed accepted by all creditors who have previously accepted the Plan.

ORDER CONFIRMING DEBTORS' SECOND AMENDED                                      2.
JOINT PLAN OF REORGANIZATION

         5. The tabulation of ballots and the Declaration of Ellen F. McDonald and Certificate of Ballots are hereby accepted and approved as accurately setting forth the computation of ballots for purposes of determining all acceptances and rejections of the Plan.

         6. Unless expressly stated otherwise, all terms in this Order shall have the same meanings as set forth in the Plan.

B. Section 1129(a) Requirements

         7. The Plan meets the requirements of Section 1129(a)(1) of the Bankruptcy Code1 as the Plan complies with all applicable provisions of Title 11.

         8. The Plan meets the requirements of Section 1123(a)(1) as the Plan properly designates and classifies separate classes of Claims and Interests in accordance with the requirements of Section 1122, and the Court finds that each class of Claims and Interests set forth in the Plan consists only of Claims or Interests that are substantially similar to the other Claims or Interests in such class.

         9.The Plan meets the requirements of Section 1123(a)(2) and
(3) as the Plan properly specifies the classes of Claims and Interests that are impaired and not impaired under the Plan within the meaning of Section 1124 of the Bankruptcy Code. The Court finds that the following classes are impaired under the Plan: the class 2, 5, 8, 9, 10, 11, 12 and 13 subclasses and classes 6Bl, 6C2 and 7Al.

         10. The Plan meets the requirements of Section 1123(a)(4) as


--------
1        Section" hereinafter refers to Bankruptcy Code Section,
unless otherwise required by the context


ORDER CONFIRMING DEBTORS' SECOND AMENDED                                      3.
JOINT PLAN OF REORGANIZATION
the Plan provides the same treatment for each Claim or Interest of a particular class, except to the extent that holders of a particular Claim or Interest have agreed to less favorable treatment of their particular Claims or Interests.

         11. The Plan meets the requirements of Section 1123(a)(5) as the Plan provides adequate means for implementation of the Plan.

         12. The Plan meets the requirements of Section 1129(a)(2) as Debtors, the proponents of the Plan, have complied with all applicable provisions of Title 11.

         13. The Plan meets the requirements of Section 1129(a)(3) as the Plan has been proposed Debtors in good faith by and not by any means forbidden by law.

         14. The Plan meets the requirements of Section 1129(a)(4) as any and all payments made or to be made to any person for service or for costs and expenses in, or in conjunction with, the Plan and incident to the Bankruptcy Cases have been fully disclosed to the Court and are reasonable and have either been approved by the Court or will be subject to Court approval.

         15. The Plan meets the requirements of Section 1129(a)(5)(A) as Debtors have disclosed the identity and affiliations of any individuals proposed to serve, after confirmation of the Plan, as a director, officer or voting trustee of Debtors, any affiliates of Debtors participating in the Plan and any and all successors to Debtors under the Plan and the appointment to or continuance in such office of such individuals is consistent with the interests of creditors and equity security holders and with public policy.

         16. The Plan meets the requirements of Section 1129(a)(5)(B)

ORDER CONFIRMING DEBTORS' SECOND AMENDED                                      4.
JOINT PLAN OF REORGANIZATION
as Debtors have disclosed the identify of any insiders that will be employed or retained by the reorganized Debtors and the nature of any compensation for such insiders.

         17. The requirements of Section 1129(a)(6) pertaining to governmental regulatory commissions are not applicable to the Plan. 18. The Plan meets the requirements of Section 1129(a)(7) as each impaired class of Claims or Interests has accepted the Plan in accordance with the requirements of Section 1126 or will receive or retain under the Plan on account of such Claim or Interest property of a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would so receive or retain if Debtors were liquidated under Chapter 7 on such date. The Court specifically finds that the Plan is in the best interest of creditors who have not accepted the Plan and that, as established in the liquidation analyses presented by Debtors, each holder of a Claim in impaired classes 2A2, 2Bl, 2B2, 2B3, 2Cl, 2Dl, the Class 11 subclasses and the Class 13 subclasses shall receive distributions under the Plan which shall have a greater value than projected distributions in a Chapter 7 liquidation. 19. The Plan meets the requirements of Section 1129(a)(9)(A) as the Plan provides that, except to the extent that the holders of a particular administrative Claim has agreed to a different treatment of such Claim, holders of allowed Administrative Expense Claims as defined in the Plan shall receive on the Effective Date of the Plan cash equal to the Allowed Amount of such Claims with the following three exceptions which are specifically approved by the
Court:


ORDER CONFIRMING DEBTORS' SECOND AMENDED                                      5.
JOINT PLAN OF REORGANIZATION

                  a) Administrative Expense Claims incurred by Debtors in the ordinary course of Debtors' business during the bankruptcy cases shall be paid in the ordinary course of business after the Effective Date;

                  b) Administrative Expense Claims for allowance of professionals' fees and similar fees shall be paid only upon Bankruptcy Court approval and only in accordance with the terms and conditions of the Court's order approving such fees.

                  c) If Debtors have challenged the appraised value of any Facility, payment of Administrative Expense Claims for post-petition real property taxes on such Facilities shall not be paid until completion of the Debtors' challenge to such appraisal.

         20. The Plan meets the requirements of Section 1129(a)(9)(B) as the Plan provides that with respect to Class 1 priority Claims, including Claims of a kind specified in Sections 507(a)(3), 507(a)(4), 507(a)(6), or 507(a)(7) holders of such Claims shall receive cash on the Effective Date of the Plan equal to the Allowed Amount of such Claims.

         21. The Plan meets the requirements of Section 1129(a)(10) as at least one impaired class of Claims, determined without including any acceptances by insiders, has accepted the Plan. Specifically, classes 2C2, the class 8 subclasses and the class 11 subclasses are impaired and have voted to accept the Plan in accordance with Section 1126.

ORDER CONFIRMING DEBTORS' SECOND AMENDED                                      6.
JOINT PLAN OF REORGANIZATION

         22. As further set forth in the specific findings regarding feasibility,, the Plan meets the requirements of Section 1129(a)(11) as the Court finds that the Plan is feasible and that confirmation of the Plan is not likely to be followed by the liquidation or need for further financial reorganization of Debtors.

         23. The Plan meets the requirements of Section 1129(a)(12) with respect to fees payable under 28 U.S.C. ss. 1930 as all such fees which are due and owing have been paid or will be paid on the Effective Date, and all fees which become due after the Effective Date will be paid by the Debtors.

         24. The Plan meets the requirements of Section 1129(a)(13) as Debtors do not have any employee retirement plans and therefore are not obligated to make any payment for retiree benefits.

C.       Feasibility

         25. As demonstrated by the Financial Projections attached to the Disclosure Statement for Debtors' Second Amended Joint Plan of Reorganization ("Disclosure Statement"), the Declaration of Paul Weber, and the historical and projected occupancy rates of each Agemark Facility as set forth in the Disclosure Statement, Debtors shall have sufficient working capital to meet their needs.

         26. The conditions to the effectiveness of the Plan set forth in
Article 11 of the Plan have been satisfied or waived, or will be satisfied or waived, within 120 days after the entry of this order.

         27. Debtors have sufficient cash to make all payments for post-petition real property taxes required by the Plan on the Effective Date.

ORDER CONFIRMING DEBTORS' SECOND AMENDED                                      7.
JOINT PLAN OF REORGANIZATION

         28. Debtors' assumption of the unexpired leases and executory contracts set forth in Exhibit A to the Modification ("Assumed Leases and Contracts"), is in the best interest of the estate and authorized under Section 365 of Bankruptcy Code. The Court specifically finds that there are no defaults under the Assumed Leases and Contracts. The Court further finds that Debtors have established that they are entitled to assume the Assumed Leases and Contracts in accordance with Section 365 and that the Plan (i) cures or provides adequate assurance of prompt cure of any and all defaults; (ii) compensates or provides adequate assurance of prompt compensation for any actual pecuniary loss to the parties resulting from such defaults; and (iii) demonstrates adequate assurance of future performances under the contracts and leases to be assumed. D. Section 1129(b) Requirements

         29. The Plan does not discriminate unfairly with respect to any class of Claims or Interests that is impaired and has rejected the Plan.

         30. The Plan provides fair and equitable treatment with respect to each rejecting class of Claims or Interests that is impaired under the Plan.
         31. The Plan does not discriminate against Classes 2A2, 2Bl, 2B2, 2B3, 2Cl and 2Dl (collectively, the "Nonvoting Tax Classes"), as the Claims in such classes are not similar to the Claims in any other class. Pursuant to Section 1129(b)(2)(A)(i), the Plan provides fair and equitable treatment of the Claims in the Nonvoting Tax Classes since the holders of Claims in such classes will retain the lien securing such Claims and receive deferred cash payments

ORDER CONFIRMING DEBTORS' SECOND AMENDED                                      8.
JOINT PLAN OF REORGANIZATION
totaling at least the allowed amount of such Claim, as of the Effective Date of the Plan, of at least the value of such holder's interest in the estate's interest in such property.

         32. As to the Class 13 subclasses, the Plan provides that the holders of such Claims shall receive no distributions The Plan does not discriminate against the Class 13 subclasses as the Claims in such classes are not similar to the Claims in any other class.

         33. Pursuant to Section 1129(b)(2)(B)(ii), the Plan provides fair and equitable treatment for the Class 13 subclasses as there are no possible holders of Claims in such classes.

         BASED UPON THE FOREGOING, IT IS HEREBY ORDERED AS FOLLOWS:

         1. All modifications to the Plan set forth in the Amended Modification to Debtors' Second Amended Joint Plan of Reorganization are hereby approved.

         2.  The Plan, as modified, is hereby confirmed.

         3. Debtors and Agemark are hereby authorized to make any and all distributions contemplated or required under the Plan, as modified.

         4. On or before the Effective Date, Agemark will be incorporated under the laws of Nevada. The Certificate of Incorporation of Agemark will include provisions authorizing 20 million shares of common stock and eliminating the personal liability of the directors for breaches of fiduciary duty in accordance with the Nevada Code. The Certificate of Incorporation will prohibit the issuance of nonvoting securities in accordance with Section 1123(a)(6).

ORDER CONFIRMING DEBTORS' SECOND AMENDED                                      9.
JOINT PLAN OF REORGANIZATION

         5. On the Effective Date, the following actions will deem to have been taken to complete the organization of Agemark as a Nevada corporation:
                  a) The incorporator will appoint Richard Westin, Jesse Pittore and Stanley Seaman as the three initial directors of Agemark;

                  b) The appointed directors of Agemark will (i) adopt bylaws for Agemark, (ii) appoint Richard Westin, Jesse Pittore and Stanley Seaman to serve as Agemark's Chief Executive Officer, Chief Financial Officer and Treasurer, and Secretary, respectively, (iii) authorize the issuance of one million shares of Agemark stock pursuant to the terms of the Plan; (iv) such other resolutions as are customarily taken at the first meeting of the Board of Directors (or taken by unanimous written consent in lieu of a meeting), and (v) prepare, execute, file and deliver such other documents, and take such other action, as may be necessary or advisable to carry out the terms of the Plan applicable to Agemark and to organize and manage the affairs and business of Agemark as contemplated by the Plan.

         6. For two years after the Effective Date, each of the officers of Agemark referred to in paragraph 8.1.2 of the Plan shall receive salary for services as an officer and/or director in an amount of no greater than $1000 per month plus benefits comparable to that which historically has been received by officers and directors at Westor since the filing of these cases including, but not limited to, health insurance, life insurance and stock options.

ORDER CONFIRMING DEBTORS' SECOND AMENDED                                     10.
JOINT PLAN OF REORGANIZATION

         7. On the Confirmation Date, except as otherwise provided in the Plan, all property comprising each of the estates of the Debtors will vest initially in the Debtors, free and clear of all Claims (including Claims between and among the Debtors), liens, charges, encumbrances and Interests. On the Effective Date, the Debtors shall transfer all such property pursuant to Paragraphs 8.4 through
8.6 of the Plan.

         8. As of the Confirmation Date, the Debtors, and later their successor, Agemark may operate their businesses and use, acquire and dispose of property and settle and compromise Claims or Interests without supervision of the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules respecting settlement and compromise, other than those restrictions expressly imposed by the Plan, this Order and any documents entered into in connection therewith.

         9. As of the Effective Date, all assets and liabilities of the Debtors not otherwise disposed of in the Plan will be transferred to and assumed by Agemark. Agemark will possess all rights, privileges, remedies, powers and purposes formerly possessed by the Debtors or any of them. All property of the Debtors and all debts due on whatever account to the Debtors will vest in Agemark without further act or deed; and all such property, rights, privileges, immunities, powers and purposes and all and every other interest of the Debtors or any of them will thereafter be the property of Agemark as they were for the Debtors.

         10.      As of the Effective Date, the Debtors will be dissolved

ORDER CONFIRMING DEBTORS' SECOND AMENDED                                     11.
JOINT PLAN OF REORGANIZATION
and wound up. The Debtors shall cease carrying on any business, except as necessary to satisfy conditions of the Plan.

         11. In accordance with Section 1123(b), except as otherwise provided in the Plan, in any contract, instrument, release or other agreement entered into in connection with the Plan, or by order of the Bankruptcy Court, Agemark shall retain and may enforce any Claims, rights and causes of action that the Debtors, their Estates, or any of them, may have against any entity including, without limitation, any rights of set-off and recoupment, and any Claims, rights or causes of action under Sections 505 and 544 through and including 550 of the Bankruptcy Code or any other applicable law.

         12. Agemark may pursue such retained Claims, rights or causes of action, as appropriate, in accordance with the business judgment of the board of directors of Agemark.

         13. The Debtors and Agemark shall have the authority to make
Claim and Interest Objections. Claim and Interest Objections must be filed within 90 days of the Effective Date, except that if any holder of a Claim or Interest files a proof of Claim or Interest subsequent to the Bar Date or is subsequently allowed by the Court to file a late proof of Claim or Interest, then Agemark will be allowed to object to such Claim or Interest within 90 days of the filing thereof.

         14. Pursuant to Section 505 of the Bankruptcy Code, the Debtors and Agemark shall seek the Court's determination of certain real property secured tax liabilities which the Debtors believe are currently overstated. If the Debtors are successful in reducing

ORDER CONFIRMING DEBTORS' SECOND AMENDED                                     12.
JOINT PLAN OF REORGANIZATION
real property tax liabilities which are secured by Rejected Facilities, the Liquidating Trustee shall pay 30% of the reduced amount to Agemark.

         15. Fees and expenses of professionals incurred through and including the Confirmation Date, shall be paid by Agemark in accordance with paragraph
5.1.3 of the Plan and only pursuant to orders of the Bankruptcy Court. From and after the Confirmation Date, the Debtors and Agemark may employ and pay any professionals without the necessity of a Bankruptcy Court Order, including the retention and payment of professionals to implement the terms and conditions of the Plan.

         16. Debtors and Agemark are authorized to execute and enter into all agreements, contracts, releases, waivers, assignments or other documents either contemplated in or in furtherance of the Plan.

         17. Pursuant to Section 365, Debtors are hereby authorized to assume all executory contracts and unexpired leases set forth in Exhibit A to the Modification. Debtors are authorized to reject all other executory contracts and unexpired leases.

         18. Any Claim arising from the rejection of any unexpired lease or executory contract, if allowed, will be a Class 8 general unsecured Claim. The holders of any Class 8 Claims arising from such rejection must file a proof of Claim in respect thereof no later than 45 days after the entry of this Order, or the holder will be barred forever from asserting it. Agemark will serve notice of the last day to file such Claims within 15 days of the entry of this order.

ORDER CONFIRMING DEBTORS' SECOND AMENDED                                     13.
JOINT PLAN OF REORGANIZATION

         19. The Debtors, Westor, PIF II, PIF III, the Liquidating Trustee, Agemark, and any of the respective officers, directors, partners, employees, members or agents, or any professional person employed by any of them, will not have or incur any liability to any entity for any act taken or omission made in good faith in connection with or related to formulating, implementing, confirming or consummating the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created in connection with the Plan. The protection afforded by Section 1125 shall apply to the full extent provided by law with regard to the solicitation of acceptances or rejections of the Plan. This Confirmation Order shall constitute a determination by the Court that the Debtors, Agemark, Westor, PIF II, PIF III and the Liquidating Trustee and their officers, directors, partners, employees, members or agents, and each attorney, accountant or other professional employed by any of them, have acted in good faith and in compliance with the applicable provisions of the Bankruptcy Code.

         20. Except as otherwise provided in the Plan, as of the Effective Date, the Debtors, the Debtors Limited Partners and PIF II and PIF III will be deemed to have waived all Claims against Westor and released Westor and its principals from any and all claims or causes of action (including claims which Debtors otherwise have legal power to assert, compromise or settle in connection with the Bankruptcy Cases) arising on or prior to the Effective Date except those claims which may arise out of the Plan and those claims which are asserted in the Securities Action.

ORDER CONFIRMING DEBTORS' SECOND AMENDED                                     14.
JOINT PLAN OF REORGANIZATION

         21. Except as otherwise provided in Section 1141(d) of the Bankruptcy Code, the Plan or this Order, the rights afforded in the Plan and the treatment of Claims and Interests in the Plan will be in exchange for and in complete satisfaction, discharge and release of all Claims and Interests, whatsoever, that arose from any agreement of the Debtors, or any of them, entered into before Confirmation, or from any conduct of the Debtors, or any of them, prior to the Confirmation, or that otherwise arose before the Confirmation including, without limitation, any debt of any kind specified in Section 502(g), (h) or (i) of the Bankruptcy Code, whether or not (a) a proof of Claim based on such debt is filed or is deemed filed under Section 501 of the Bankruptcy Code; (b) such Claim is allowed under Section 502 of the Bankruptcy Code or (c) the holder of such Claim has accepted the Plan.

         22. All Claimants and Interest holders will be precluded from asserting against the Debtors, or any of them, or Agemark, their successors in interest or their assets or properties, any other or further Claim or Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date. The Confirmation Order will act as a continuing injunction against any Claim or Interest holder from taking any action against the Debtors, or any of them, Agemark, or their property, except as otherwise provided in the Plan or to enforce the terms of the Plan.

         23. The protection afforded by Section 1145 of the Bankruptcy Code will apply to the full extent provided by law with regard to the offer, issuance, sale or purchase of the Agemark Stock, issued

ORDER CONFIRMING DEBTORS' SECOND AMENDED                                     15.
JOINT PLAN OF REORGANIZATION
and distributed pursuant to this Plan.

         24. In addition, the entry of the Confirmation Order will provide that the exemption from the requirements of Section 5 of the Securities Act of 1933, 15 U.S.C. ss. 77e, and any state or local law requiring registration for the offer or sale of a security (including the qualification requirements of Section 25110 of the California Corporate Securities Law of 1968) provided for in
Section 1145,of the Bankruptcy Code and Section 25102(k) of the California Corporations Code will apply to the Agemark Stock issued under this Plan.

         25. Agemark shall file Quarterly Post-Confirmation Reports in substantially the form of Exhibit 3 hereto with the Court at the expiration of each calendar quarter, and serve such reports upon the Office of the United States Trustee not later than twenty (20) days after expiration of the reported period, beginning with the calendar quarter in which this order is entered and continuing until the dismissal, conversion, or entry of a final decree closing these cases.

         26. The issuance, transfer or exchange of a security, or the making or delivery of an instrument of transfer under the Plan will be entitled to the tax exemption provided by Section 1146(c) of the Bankruptcy Code, and each recording or other agent of any governmental office will record any such documents of issuance, transfer or exchange without further direction or order of-the Court.

ORDER CONFIRMING DEBTORS' SECOND AMENDED                                     16.
JOINT PLAN OF REORGANIZATION
^DOCNUM^

         27. Notwithstanding confirmation of the Plan or occurrence of the Effective Date, the Court shall retain jurisdiction for the following purposes:

                  (1) To hear and determine any and all objections to the allowance of a Claim or Interest.

                  (2) To hear and determine any and all adversary proceedings, applications or litigated matters, including all questions in dispute regarding title to and value of the assets of the Debtors' estates.

                  (3) The correction of any defect, the curing of any omission, or the reconciliation of any inconsistency in this Plan or the Confirmation Order as may be necessary to carry out the purposes and intents of the Plan.

                  (4) Entry of any order, including injunctions, necessary to enforce the title, rights and powers of Agemark and to impose such limitations, restrictions, terms and conditions of such title, rights or powers as the Court may deem necessary.

                  (5) To hear and determine any and all applications by professional for compensation and reimbursement of expenses.

                  (6) To hear and determine Claims arising from rejection of any executory contracts and unexpired leases.

                  (7) To enable Agemark to commence and prosecute any and all proceedings which may be brought after the Confirmation Date related to Claims, or causes of action which arose prior to the Confirmation Date or to recover any transfers, assets, property or damages to which Agemark may be entitled under applicable provisions of the Bankruptcy Code or other

ORDER CONFIRMING DEBTORS' SECOND AMENDED                                     17.
JOINT PLAN OF REORGANIZATION
         applicable law, including without limitation under Sections 542 through 553.

                  (8) To liquidate any disputed contingent or unliquidated Claims or Interests.

                  (9) To enter such orders as may be necessary or appropriate in furtherance of confirmation and implementation of the Plan.

                  (10) To enter and implement such orders as may be appropriate in the event that confirmation is for any reason stayed, reversed, revoked, modified or vacated.

                  (11) Modification of the Plan pursuant to Section 1127 of the Bankruptcy Code.
                  (12) Adjudication of any motions pursuant to Section 505(b)

         regarding the amount of real property tax liabilities.

                  (13) To enter a final decree closing the Bankruptcy Cases.

Dated:  April 29, 1997


                                                     /s/ Edward D. Jellen
                                                ------------------------------
                                                United States Bankruptcy Judge


ORDER CONFIRMING DEBTORS' SECOND AMENDED                                     18.
JOINT PLAN OF REORGANIZATION